Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-91680), Form S-3 (No. 333-118712) and Form S-4 (No. 333-118748) of Franklin Street Properties Corp. of our report dated March 5, 2003, except for Note 11 as to which the date is March 15, 2004, relating to the financial statements, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2005